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                                                                 EXHIBIT 10.ccc


                      FOURTH AMENDMENT TO HUFFY CORPORATION
                          1998 KEY EMPLOYEE STOCK PLAN


This Fourth Amendment is made and effective as of January 1, 2003 to the 1998 Key Employee Stock Plan (the "Plan"), under the following circumstances:

A. Huffy Corporation (the "Company") desires to amend the Plan and such amendment was approved and adopted by the Compensation Committee of the Board of Directors and the Board of Directors of the Company on December 12, 2002.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Definitions. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. Amendment. Section 10(a) of the Plan is hereby amended in its entirety to read as set forth below:

              `(a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of shares of Common Stock to be subject to each option, the dates on which options may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. Notwithstanding the preceding sentence and except for such adjustments as permitted in Section 5(d) of this Plan for the reasons listed therein, the Committee shall not reprice, or otherwise amend or change, the exercise price of any option after such exercise price is fixed on the date of grant of such option without the approval of the shareholders. The Committee may require an agreement, commitment, or statement on the part of any grantee of options and/or stock appreciation rights prior to the effectiveness of any such grant as it shall determine is in the best interest of the Company.'

3. Effective Date and Affirmation. This Amendment shall be effective as of January 1, 2003. Except as amended hereby and the First, Second and Third Amendments, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of January 1,
2003.

                                         HUFFY CORPORATION

                                         /s/ Nancy A. Michaud
                                         --------------------------
                                         Nancy A. Michaud
                                         Vice President - General Counsel
                                         and Secretary